UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	47-1197305
1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, the Compensation, Governance and Nominating Committee (the “Committee”) of the Board of Directors of Talen Energy Corporation (the “Company”) approved a compensation program (the “Program”) applicable to certain employees, including officers that are expected to be the Company’s named executive officers with respect to 2015 (collectively, the “Participants”).
Under the Program, the Company will match shares of Company common stock purchased by a Participant on the open market from June 1, 2015 through March 31, 2018 with grants of restricted stock units (“RSUs”) under the Talen Energy 2015 Stock Incentive Plan (the “2015 Plan”).
Participation in the Program is subject to certain limitations and requirements. Among other things, the number of RSUs to be granted to a Participant (i) with respect to each fiscal quarter during the period beginning June 1, 2015 and ending March 31, 2016 will not exceed 35% of the number of shares of Company common stock purchased on the open market by that Participant during that quarter and (ii) with respect to each fiscal quarter during the period from April 1, 2016 to March 31, 2018 will not exceed 25% of the number of shares of Company common stock purchased on the open market by that Participant during that quarter; provided, however, that in any event the aggregate value of RSUs that will be issued in matching grants under the Program for any Participant in any fiscal year shall not exceed $200,000 or 100% of that Participant’s base salary in that fiscal year, whichever is less.
Under the Program, RSU grants will be made to a Participant on the first day of the quarter following the quarter in which that Participant has purchased Company common stock on the open market. RSUs granted under the Program will vest two years from the date of grant, subject to certain limitations, including, but not limited to, the requirement that the Participant (i) remains employed by the Company or one of its subsidiaries through the vesting date and (ii) has not sold or otherwise transferred the shares of Company common stock that were the subject of the open market purchase on which the applicable RSU grant was based. Vesting will be accelerated upon a change in control of the Company as defined in the 2015 Plan.
The Program does not modify the aggregate number of shares of Company common stock authorized for issuance under the 2015 Plan.

The form of restricted stock unit agreement to be used in the Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 22, 2015, Talen Energy Supply, LLC (“Talen Energy Supply”), a wholly owned subsidiary of the Company, issued a press release announcing that it had commenced an exchange offer for its outstanding $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Certain supplemental information being made available in connection with the exchange offer described above is furnished as Exhibit 99.2 hereto.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Form of Talen Energy 2015 Stock Incentive Plan Restricted Stock Unit Agreement (Matching Grants on Purchased Shares)
	99.1	December 22, 2015 Press Release
	99.2	Supplemental Information

Forward-Looking Statements

All statements contained herein other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. Although the Company and Talen Energy Supply believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: operating performance and the length of scheduled and unscheduled outages at generating plants; weather conditions affecting customer energy usage and/or the availability of fuel for the plants; volatility in the availability and/or price of electric transmission and/or fuel transmission and delivery services; the effect of any business, industry or market restructuring; and new accounting requirements or new interpretations or applications of existing requirements. Any such forward-looking statements should be considered in light of such important factors and in conjunction with the risk factors and other disclosures included in the Company’s and Talen Energy Supply’s filings with the Securities and Exchange Commission that are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Russell R. Clelland
Russell R. Clelland Vice President and Treasurer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
Russell R. Clelland Vice President and Treasurer

Dated:  December 22, 2015